SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

April 18, 2005

(Date of Report)

April 15, 2005

(Date of Earliest Event Reported)

AIMS Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	333-86711 Commission File Number	87-0567854 (IRS Employer I.D. No.)

10400 Eaton Place #450

Fairfax, VA 22030

 (Address of Principal Executive Offices)

703-621-3875

 (Registrant's Telephone Number)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On April 15, 2005 AIMS Worldwide, Inc. (“AIMS”) completed its previously announced plan to acquire Harrell Woodcock Linkletter & Vincent, Inc., a Florida corporation (“HWL&V”). The purchase price for the transaction was 500,000 shares of restricted common stock of AIMS in exchange for all of the issued and outstanding shares of HWL&V in cash and stock.  The Company relied on an exemption from registration pursuant to Section 4.2 of the Securities Act and Regulation D, Rule 506 to effect the transaction.  There were no commissions paid and the value of the transaction was determined by the board of directors.  The AIMS shares were issued as follows:

Name

 Number of Shares

David Woodcock

300,000

Art Linkletter

100,000

Charlene Harrell

50,000

Allen Osteen

25,000

Robert Shearouse

25,000

Mr. B. Joseph Vincent, AIMS Vice Chair and Secretary of AIMS is also a principal in HWL&V.  For this reason, Mr. Vincent recused himself from sharing in any financial gain from this transaction and will not share in the distribution of AIMS stock to the other principals of HWL&V.

As part of the transaction, AIMS agreed to pay certain expenses of HWL&V in the amount of $8,922.44.  Included in the transaction are letters of intent issued by HWL&V to two specialty-marketing firms, which AIMS expects to acquire later this year

HWL&V is a privately held strategy, planning and marketing consulting group offering innovative new business and new market development services.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of businesses acquired.

The Company will file financial statements under cover of Form 8-K no later than 71 calendar days after the date this Report is required to be filed.

(b)  Pro forma financial information.

The Company will file pro forma financial information under cover of Form 8-K no later than 71 calendar days after the date this Report is required to be filed.

Exhibits:

2.0

Stock Purchase Agreement

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIMS WORLDWIDE, INC.

DATE:  April 18, 2005

By: /s/ Gerald Garcia

Gerald Garcia

President

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